Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 33-44516, 33-46026, 33-62226, 33-88598, 333-02751, 333-29981, 333-52457, 333-75065, 333-34188, 333-54200, 333-101525, 333-127582, 333-145257 and 333-145258) on Forms S-8 and (Nos. 333-117230, 333-129889, 333-129891, 333-136465, 333-145524, 333-133087, 333-125180, 333-32374, 333-30358, 333-89073, 333-52461, 333-23423, 333-19815, 333-02323, 333-146212 and 333-161425) on Forms S-3 of Emisphere Technologies, Inc. of our report dated March 21, 2012, relating to our audits of the financial statements at December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 and internal control over financial reporting at December 31, 2011, which appear in this Annual Report on Form 10-K of Emisphere Technologies, Inc. for the year ended December 31, 2011. Our report dated March 21, 2012, relating to the financial statements, includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

/s/ McGladrey & Pullen, LLP

New York, New York

March 21, 2012